Exhibit 31.2

CERTIFICATION

I, Vance W. Adkins certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of of HOMETOWN BANKSHARES CORPORATION.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 29, 2019	/s/ Vance W. Adkins

Vance W. Adkins

Executive Vice President

Chief Financial Officer